EX-99.B(d)(2)(vi)

APPENDIX A

WELLS CAPITAL MANAGEMENT INCORPORATED

INVESTMENT SUB-ADVISORY AGREEMENT

WELLS FARGO FUNDS TRUST

Funds Trust Funds

Aggressive Allocation Fund

Asia Pacific Fund

Asset Allocation Fund

Balanced Fund

California Limited-Term Tax-Free Fund

California Tax-Free Fund

California Tax-Free Money Market Fund

California Tax-Free Money Market Trust

Capital Growth Fund

Cash Investment Money Market Fund

Colorado Tax-Free Fund

Common Stock Fund

Conservative Allocation Fund

Corporate Bond Fund

Discovery Fund

Diversified Bond Fund

Diversified Equity Fund

Diversified Small Cap Fund

Dividend Income Fund

Emerging Markets Focus Fund

Endeavor Large Cap Fund

Endeavor Select Fund

Enterprise Fund

Equity Income Fund

Equity Index Fund

Government Money Market Fund

Government Securities Fund

Growth Balanced Fund

Growth Equity Fund

Growth Fund

Heritage Money Market Fund

High Income Fund

High Yield Bond Fund

Income Plus Fund

Index Fund

Institutional Emerging Markets Fund

Intermediate Government Income Fund

Intermediate Tax-Free Fund

Large Cap Growth Fund

Liquidity Reserve Money Market Fund

Mid Cap Disciplined Fund

Mid Cap Growth Fund

Minnesota Money Market Fund

Funds Trust Funds

Minnesota Tax-Free Fund

Moderate Balanced Fund

Money Market Fund

Money Market Trust

Municipal Bond Fund

Municipal Money Market Fund

National Limited-Term Tax-Free Fund

National Tax-Free Fund

National Tax-Free Money Market Fund

National Tax-Free Money Market Trust

Nebraska Tax-Free Fund

Opportunity Fund

Overland Express Sweep Fund

Prime Investment Money Market Fund

Income Fund

Short Duration Government Bond Fund

Short-Term Bond Fund

Short-Term High Yield Bond Fund

Short-Term Municipal Bond Fund

Small Cap Disciplined Fund

Small Cap Growth Fund

Small Cap Value Fund

Small Mid/Cap Value Fund

Specialized Financial Services Fund

Strategic Income Fund

Treasury Plus Money Market Fund

Ultra-Short Duration Bond Fund

Ultra Short-Term Income Fund

Ultra Short-Term Municipal Income Fund

U.S. Value Fund

WealthBuilder Conservative Allocation Portfolio

WealthBuilder Equity Portfolio

WealthBuilder Growth Allocation

WealthBuilder Growth Balanced Portfolio

WealthBuilder Moderate Balanced Portfolio

WealthBuilder Tactical Equity Portfolio

Wisconsin Tax-Free Fund

100% Treasury Money Market Fund

Most recent annual approval by the Board of Trustees: April 4, 2005

Appendix A amended: November 8, 2005

SCHEDULE A

WELLS CAPITAL MANAGEMENT INCORPORATED

INVESTMENT SUB-ADVISORY AGREEMENT

FEE AGREEMENT

WELLS FARGO FUNDS TRUST

This fee agreement is made as of the 28th day of July, 2003, by and between Wells Fargo Funds Management, LLC (the “Adviser”) and Wells Capital Management Incorporated (the “Sub-Adviser”); and

WHEREAS, the parties and Wells Fargo Funds Trust (the “Trust”) have entered into an Investment Sub-Advisory Agreement (“Sub-Advisory Agreement”) whereby the Sub-Adviser provides investment management advice to each series of the Trust as listed in Schedule A to the Sub-Advisory Agreement (each a “Fund” and collectively the “Funds”).

WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be as agreed upon in writing by the parties.

NOW THEREFORE, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated as follows on a monthly basis by applying the annual rates described in Appendix A to Schedule A for each Fund listed in Appendix A.

For the Diversified Bond Fund, Diversified Equity Fund, Diversified Small Cap Fund, Equity Income Fund, Growth Balanced Fund, Growth Equity Fund, Index Fund, Moderate Balanced Fund, Aggressive Allocation Fund and Conservative Allocation Fund the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated as follows on a monthly basis by applying the following annual rates per Fund for the assets formerly invested in the following Portfolios:

Name of Portfolio	Sub-Advisory Fee Rate*
Equity Income Portfolio	0-100M 100-200M 200-500M >500M	0.35 0.30 0.20 0.15

Index Portfolio	0-100M 100-200M >200M	0.05 0.03 0.02

Small Cap Index Portfolio	0-100M 100-200M >200M	0.05 0.03 0.02

*	On November 8, 2005, the Board of Trustees approved certain sub-advisory fee rate changes effective January 1, 2006.

Provided, that no fee shall be payable hereunder with respect to any of the Funds listed above during any period in which the Fund invests all (or substantially all) of its investment assets in a registered, open-end, management investment company, or separate series thereof, in accordance with and reliance upon Section 12(d)(1)(E) or 12(d)(1)(G) under the Act.

However, the Sub-Adviser shall receive a fee as described in Appendix A to Schedule A of the assets of the Growth Balanced Fund, Moderate Balanced Fund, Aggressive Allocation Fund and Conservative Allocation Fund and from each WealthBuilder Portfolio for providing services with respect to which Master Trust Portfolios (or, in the case of the WealthBuilder Portfolios, other unaffiliated funds) these Funds will invest in and the percentage to allocate to each Master Portfolio or unaffiliated fund in reliance on Section 12(d)(1)(G) under the Act, the rules thereunder, or order issued by the Commission exempting the Fund from the provisions of Section 12(d)(1)(A) under the Act (a “Fund of Funds structure”).

The net assets under management against which the foregoing fees are to be applied are the net assets as of the first business day of the month. If this fee agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this agreement is in effect shall be subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month. If the determination of the net asset value is suspended as of the first business day of the month, the net asset value for the last day prior to such suspension shall for this purpose be deemed to be the net asset value on the first business day of the month.

APPENDIX A TO SCHEDULE A

WELLS CAPITAL MANAGEMENT INCORPORATED

INVESTMENT SUB-ADVISORY AGREEMENT

FEE AGREEMENT

WELLS FARGO FUNDS TRUST

Funds Trust Funds	Fee as % of Avg. Daily Net Assets
Aggressive Allocation Fund*	0-250M >250M	0.10 0.05

Asia Pacific Fund*	0-100M 100M-200M >200M	0.65 0.55 0.45

Asset Allocation Fund*	0-100M 100-200M >200M	0.15 0.125 0.10

Balanced Fund*	0-100M 100-200M >200M	0.25 0.20 0.15

California Limited-Term Tax-Free Fund*	0-100M 100M-300M >300M	0.15 0.10 0.05

California Tax-Free Fund*	0-100M 100-300M 300-500M >500M	0.20 0.175 0.15 0.10

California Tax-Free Money Market Fund*	0-1B 1-3B 3-6B > 6B	0.05 0.03 0.02 0.01

California Tax-Free Money Market Trust	0-1B >1B	0.00 0.00

Capital Growth Fund*	0-100M 100-200M 200-500M >500M	0.35 0.30 0.20 0.15

Cash Investment Money Market Fund*	0-1B 1-3B 3-6B > 6B	0.05 0.03 0.02 0.01

Colorado Tax-Free Fund*	0-100M 100-300M 300-500M >500M	0.20 0.175 0.15 0.10

Common Stock Fund*	0-100M 100-200M >200M	0.45 0.40 0.30

*	On November 8, 2005, the Board of Trustees approved certain sub-advisory fee rate changes effective January 1, 2006.

Funds Trust Funds	Fee as % of Avg. Daily Net Assets
Conservative Allocation Fund*	0-250M >250M	0.10 0.05

Corporate Bond Fund*	0-100M 100-300M 300-500M >500M	0.20 0.175 0.15 0.10

Discovery Fund*	0-100M 100-200M >200M	0.45 0.40 0.35

Dividend Income Fund*	0-100M 100-200M 200-500M >500M	0.35 0.30 0.20 0.15

Emerging Markets Focus Fund*	0-100M 100-200M >200M	0.65 0.55 0.45

Endeavor Large Cap Fund*	0-100M 100-200M 200-500M >500M	0.35 0.30 0.20 0.15

Endeavor Select Fund*	0-100M 100-200M 200-500M >500M	0.35 0.30 0.20 0.15

Enterprise Fund*	0-100M 100-200M >200M	0.45 0.40 0.30

Equity Index Fund*	0-100M 100-200M >200M	0.05 0.03 0.02

Government Money Market Fund*	0-1B 1-3B 3-6B >6B	0.05 0.03 0.02 0.01

Government Securities Fund*	0-100M 100-300M 300-500M >500M	0.20 0.175 0.15 0.10

Growth Balanced Fund*	0-250M >250M	0.10 0.05

Growth Fund*	0-100M 100-200M 200-500M >500M	0.35 0.30 0.20 0.15

Heritage Money Market Fund*	0-1B 1-3B 3-6B >6B	0.05 0.03 0.02 0.01

*	On November 8, 2005, the Board of Trustees approved certain sub-advisory fee rate changes effective January 1, 2006.

Funds Trust Funds	Fee as % of Avg. Daily Net Assets
High Income Fund*	0-100M 100-300M 300-500M >500M	0.35 0.30 0.25 0.20

High Yield Bond Fund*	0-100M 100-300M 300-500M >500M	0.35 0.30 0.25 0.20

Income Plus Fund*	0-100M 100-300M 300-500M >500M	0.20 0.175 0.15 0.10

Institutional Emerging Markets Fund*	0-100M 100-200M >200M	0.65 0.55 0.45

Intermediate Government Income Fund*	0-100M 100-300M 300-500M >500M	0.20 0.175 0.15 0.10

Intermediate Tax-Free Fund*	0-100M 100-300M 300-500M >500M	0.20 0.175 0.15 0.10

Large Cap Growth Fund*	0-100M 100-200M 200-500M >500M	0.35 0.30 0.20 0.15

Liquidity Reserve Money Market Fund*	0-1B 1-3B 3-6B >6B	0.05 0.03 0.02 0.01

Mid Cap Disciplined Fund*	0-100M 100-200M >200M	0.45 0.40 0.30

Mid Cap Growth Fund*	0-100M 100-200M >200M	0.45 0.40 0.30

Minnesota Money Market Fund*	0-1B 1-3B 3-6B >6B	0.05 0.03 0.02 0.01

Minnesota Tax-Free Fund*	0-100M 100-300M 300-500M >500M	0.20 0.175 0.15 0.10

*	On November 8, 2005, the Board of Trustees approved certain sub-advisory fee rate changes effective January 1, 2006.

Funds Trust Funds	Fee as % of Avg. Daily Net Assets
Moderate Balanced Fund*	0-250M >250M	0.10 0.05

Money Market Fund*	0-1B 1-3B 3-6B >6B	0.05 0.03 0.02 0.01

Money Market Trust	0.00

Municipal Bond Fund*	0-100M 100-300M 300-500M >500M	0.20 0.175 0.15 0.10

Municipal Money Market Fund*	0-1B 1-3B 3-6B >6B	0.05 0.03 0.02 0.01

National Limited-Term Tax-Free Fund*	0-100M 100-300M >300M	0.15 0.10 0.05

National Tax-Free Fund*	0-100M 100-300M 300-500M >500M	0.20 0.175 0.15 0.10

National Tax-Free Money Market Fund*	0-1B 1-3B 3-6B >6B	0.05 0.03 0.02 0.01

National Tax-Free Money Market Trust	0.00

Nebraska Tax-Free Fund*	0-100M 100-300M 300-500M >500M	0.20 0.175 0.15 0.10

Opportunity Fund*	0-100M 100-200M >200M	0.45 0.40 0.30

Overland Express Sweep Fund*	0-1B 1-3B 3-6B >6B	0.05 0.03 0.02 0.01

Prime Investment Money Market Fund*	0-1B 1-3B 3-6B >6B	0.05 0.03 0.02 0.01

Short Duration Government Bond Fund*	0-100M 100-300M >300M	0.15 0.10 0.05

*	On November 8, 2005, the Board of Trustees approved certain sub-advisory fee rate changes effective January 1, 2006.

Funds Trust Funds	Fee as % of Avg. Daily Net Assets

Short-Term Bond Fund*	0-100M 100M-300M >300M	0.15 0.10 0.05

Short-Term High Yield Bond Fund*	0-100M 100-300M 300-500M >500M	0.35 0.30 0.25 0.20

Short-Term Municipal Bond Fund*	0-100M 100M-300M >300M	0.15 0.10 0.05

Small Cap Disciplined Fund*	0-100M 100-200M >200M	0.55 0.50 0.40

Small Cap Growth Fund*	0-100M 100-200M >200M	0.55 0.50 0.40

Small Cap Value Fund*	0-100M 100-200M >200M	0.55 0.50 0.40

Small Mid/Cap Value Fund*	0-100M 100-200M >200M	0.45 0.40 0.35

Specialized Financial Services Fund*	0-100M 100-200M >200M	0.45 0.40 0.30

Strategic Income Fund*	0-100M 100-300M 300-500M >500M	0.35 0.30 0.25 0.20

Treasury Plus Money Market Fund*	0-1B 1-3B 3-6B >6B	0.05 0.03 0.02 0.01

Ultra-Short Duration Bond Fund*	0-100M 100M-300M >300M	0.15 0.10 0.05

Ultra Short-Term Income Fund*	0-100M 100-300M >300M	0.15 0.10 0.05

Ultra Short-Term Municipal Income Fund*	0-100M 100-300M >300M	0.15 0.10 0.05

U.S. Value Fund*	0-100M 100-200M 200-500M >500M	0.35 0.30 0.20 0.15

WealthBuilder Conservative Allocation Portfolio*	0.15

WealthBuilder Equity Portfolio*	0.15

WealthBuilder Growth Allocation Portfolio*	0.15

*	On November 8, 2005, the Board of Trustees approved certain sub-advisory fee rate changes effective January 1, 2006.

Funds Trust Funds	Fee as % of Avg. Daily Net Assets
WealthBuilder Growth Balanced Portfolio*	0.15

WealthBuilder Moderate Balanced Portfolio*	0.15

WealthBuilder Tactical Equity Portfolio*	0.15

Wisconsin Tax-Free Fund*	0-100M 100-300M 300-500M >500M	0.20 0.175 0.15 0.10

100% Treasury Money Market Fund*	0-1B 1-3B 3-6B >6B	0.05 0.03 0.02 0.01

*	On November 8, 2005, the Board of Trustees approved certain sub-advisory fee rate changes effective January 1, 2006.

The foregoing fee schedule is agreed to as of November 8, 2005 and shall remain in effect until changed in writing by the parties.

WELLS FARGO FUNDS MANAGEMENT, LLC

By:	/s/ Andrew Owen
Andrew Owen
Senior Vice President

WELLS CAPITAL MANAGEMENT
INCORPORATED

By:	/s/ David O’Keefe
David O’Keefe
Chief Financial Officer